UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                    FORM 8-K

                                 CURRENT REPORT
     Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

          Date of Report (Date of earliest event reported) May 1, 2016


                           TRIDENT BRANDS INCORPORATED
             (Exact name of registrant as specified in its charter)

          Nevada                      000-53707                   26-1367322
(State or other jurisdiction         (Commission                (IRS Employer
     of incorporation)               File Number)            Identification No.)

200 South Executive Drive, Suite 101, Brookfield, WI                53005
      (Address of principal executive offices)                    (Zip Code)

        Registrant's telephone number, including area code (262) 789-6689

                                       N/A
          (Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ] Written communications pursuant to Rule 425 under the Securities Act (17
    CFR 230.425)

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17
    CFR 240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the
    Exchange Act (17 CFR 240.13e-4(c))
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ITEM 1.01 ENTRY INTO A MATERIAL DEFINITIVE AGREEMENT

ITEM 8.01 OTHER EVENTS

CONSULTING AGREEMENT AND APPOINTMENT OF SPECIAL ADVISOR

On May 1, 2016, Trident Brands Incorporated ("we", "us", "our" the "Company") entered into a Special Advisor Consulting Agreement with Bromley Consulting & Advisory Inc. ("Bromley Consulting") and Steve Bromley pursuant to which Bromley Consulting has agreed to provide the services of Steve Bromley as a Special Advisor to the Company and as Chairman of our Advisory Committee. The initial term of the Agreement is for 1 year beginning May 1, 2016, and will renew automatically for successive 1 year periods unless terminated by either party with not less than 30 days' notice. Mr. Bromley must devote approximately 2.5 days per month toward the provision of services.

In consideration of the engagement, we have agreed to pay to Bromley Consulting an annual retainer of $30,000 payable in monthly installments of $2,500, in arrears.

GRANT OF STOCK OPTIONS

As additional consideration for Mr. Bromley's consulting & advisory services, effective May 1, 2016, we have issued to Mr. Bromley 100,000 stock options under our 2013 Stock Option Plan. 50,000 of the options are exercisable at the price of $1.25 per share and vest May 1, 2017. The remaining 50,000 options are exercisable at the price of $1.50 per share and vest May 1, 2018. All 100,000 options expire on May 1, 2021.

ABOUT STEVE BROMLEY

STEVE BROMLEY (AGE 56) - SPECIAL ADVISOR AND CHAIRMAN OF ADVISORY COMMITTEE

On May 1, 2016 our board of Directors appointed Steven R. Bromley as a Special Advisor and Chairman of our Advisory Committee. Mr. Bromley has over 20 years' experience as a leading executive in the food and beverage industry. Most recently, from February, 2007 to September, 2015, he served as the Chief Executive Officer of SunOpta Inc. (TSX:SOY, NASDAQ: STKL), a leading global company focused on organic, non-genetically modified and specialty foods. Mr. Bromley served as Director of SunOpta Inc. from January 26, 2007 to December 31, 2015.i

Prior to joining SunOpta Inc. in 2001, Mr. Bromley worked for over 13 years in the Canadian dairy industry in a wide range of financial and operational roles at two of Canada's largest dairy companies, Natrel Inc. and Ault Foods Limited. He has also served as a Non-Independent Director of Opta Minerals Inc. (TSX:OPM), a subsidiary of SunOpta Inc., from July 2004 through to the sale of the business in March, 2016.. From 1997 to 1999, he served on the Board of Directors of Natrel Inc. Mr. Bromley is a Chartered Professional Accountant
(CPA) and Certified General Accountant (CGA).

ITEM 9.01 FINANCIAL STATEMENTS AND EXHIBITS

10.1 Special Advisor Consulting Agreement dated May 1, 2016 with Bromley Consulting & Advisory Inc. and Steve Bromley.

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                                   SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

TRIDENT BRANDS INCORPORATED


/s/ Mark Holcombe
-------------------------------
Mark Holcombe
Chairman

Date: May 3, 2016

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